Exhibit 23.2
Exhibit 23.2 – Consent of Independent Public Accountants
Independent Auditor’s Consent
We hereby consent to the incorporation by reference, in the Mackinac Financial Corporation Registration Statement on Form S-3 dated May 2, 2005, of our report dated March 27, 2007 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2006, which appears in the 2006 Stockholder Report and is incorporated by reference in this Form 10-K.

/s/ PLANTE & MORAN, PLLC
Plante & Moran, PLLC
Auburn Hills, Michigan
March 27, 2007